Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266981

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 1, 2022)

SkyWater Technology, Inc.

Up to $100,000,000

Common Stock

We have entered into an Open Market Sale AgreementSM, dated as of September 2, 2022, or the sales agreement, with Jefferies LLC, or Jefferies, relating to the sale of shares of our common stock, par value $0.01 per share. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through Jefferies, acting as our agent.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SKYT.” The last reported sale price of our common stock on September 1, 2022 was $12.43 per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate equal to 3.00% of the aggregate gross proceeds of the shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including civil liabilities under the Securities Act and the Securities and Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-17 for additional information regarding the compensation to be paid to Jefferies.

As of the date of this prospectus supplement, Oxbow Industries, LLC (“Oxbow”) and its affiliates own approximately 55.0% of our outstanding common stock, and therefore control more than a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” for purposes of the marketplace rules of the Nasdaq Capital Market.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is September 2, 2022.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Jefferies has not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we may have referred you in connection with this offering. We and Jefferies take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in this prospectus supplement and the accompanying prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus supplement and accompanying prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed materially since such date.

This prospectus supplement does not contain all of the information that is important to you. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We own various unregistered trademarks and servicemarks, including our corporate logo. The name “SkyWater Technology,” the SkyWater Technology logos and the other trade names, trademarks or service marks of SkyWater Technology appearing in this prospectus are the property of SkyWater Technology. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that the owner of such trademarks and trade names will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

We are offering to sell, and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. For investors outside of the United States: neither we nor Jefferies have done anything that would permit this offering or possession or distribution of this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise indicates, references in this prospectus supplement to “we,” “our” and “us” refer, collectively, to SkyWater Technology, Inc., a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning possible or assumed future risks and may be preceded by or include forward-looking words such as “may,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “seek,” “potential,” “believe,” “will,” “could,” “should,” “would,” “project” or the negative thereof or variations thereon or similar words or expressions. All statements other than statements of historical facts included in this prospectus supplement and the accompanying prospectus, including, without limitation, our expectations regarding our business, results of operations, financial condition and prospects, are forward-looking statements.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, among other things, statements about:

•	our goals and strategies;

•	our future business development, financial condition and results of operations;

•	our ability to continue operating our sole semiconductor foundry at full capacity;

•	our ability to appropriately respond to changing technologies on a timely and cost-effective basis;

•	our customer relationships and our ability to retain and expand our customer relationships;

•	our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses;

•	our expectations regarding dependence on our largest customers;

•	our ability to diversify our customer base and develop relationships in new markets;

•	the performance and reliability of our third-party suppliers and manufacturers;

•	our ability to procure tools, materials, and chemicals amid industry-wide supply chain shortages;

•	our ability to control costs, including our operating and capital expenses;

•	the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets;

•	the level of demand in our customers’ end markets;

•	our ability to attract, train and retain key qualified personnel in a competitive labor market;

•	adverse litigation judgments, settlements or other litigation-related costs;

•	changes in trade policies, including the imposition of tariffs;

•	our ability to raise additional capital or financing;

•	our ability to accurately forecast demand;

•	the impact of the coronavirus 2019, or COVID-19, pandemic on our business, results of operations and financial condition and our customers, suppliers and workforce;

•	the impact of the COVID-19 pandemic on the global economy;

•	the level and timing of US government program funding;

•	our ability to maintain compliance with certain US government contracting requirements;

•	regulatory developments in the United States and foreign countries;

•	our ability to protect our intellectual property rights;

•	our ability to obtain additional capital and financing for our operations and the potential dilution and other impact to the holders of our common stock;

•	our expectations regarding the completion of, and use of proceeds from, this offering; and

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the other factors, risks and uncertainties described in this prospectus supplement, including under the caption “Risk Factors,” the accompanying prospectus and the documents incorporated by reference herein and therein.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward- looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments we may make or enter into. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of this prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the U.S. Securities and Exchange Commission, or the SEC, that are incorporated by reference into this prospectus supplement, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider in making your investment decision. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making an investment in our common stock. You should carefully consider, among other things, our consolidated financial statements and related notes incorporated by reference in this prospectus supplement from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the sections titled “Risk Factors” in this prospectus supplement and such reports and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report and Quarterly Reports and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

We are a U.S.-based, independent, pure-play technology foundry that offers advanced semiconductor development and manufacturing services from our fabrication facility, or fab, in Minnesota and advanced packaging services from our Florida facility. In our technology as a service model, we leverage a strong foundation of proprietary technology to co-develop process technology intellectual property with our customers that enables disruptive concepts through our Advanced Technology Services for diverse microelectronics (integrated circuits, or ICs) and related micro- and nanotechnology applications. In addition to differentiated technology development services, we support customers with volume production of ICs for high-growth markets through our Wafer Services.

Corporate Information

On April 14, 2021, in connection with the initial public offering (“IPO”) of our common stock, we converted into a Delaware corporation. Shares of our common stock began trading on the Nasdaq Capital Market on April 21, 2021 under the symbol “SKYT”.

Our principal offices are located at 2401 East 86th Street, Bloomington, Minnesota 55425, and our telephone number is (952) 851-5200. Our website address is www.skywatertechnology.com. The information contained on, or accessible through, our website does not constitute part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and we take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced financial disclosure obligations, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

We may take advantage of these provisions until we are no longer an “emerging growth company.” We would cease to be an “emerging growth company” upon the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (2) the date we qualify as a large accelerated filer, with at least $700 million of equity securities held by non-affiliates; (3) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (4) the last day of the fiscal year ending after the fifth anniversary of our IPO, January 3, 2027.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with new or revised accounting standards. Our financial statements therefore may not be comparable to those of companies that comply with such new or revised accounting standards.

We have elected to take advantage of these reporting exemptions and, therefore, the information that we provide stockholders may be different than what you might obtain from other public companies in which you hold equity interests.

THE OFFERING

Common Stock Offered by Us:	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common Stock to be Outstanding After this Offering:	Up to 8,045,052 shares, assuming sales of shares of our common stock in the offering at a price of $12.43 per share, which was the closing price of our common stock on the Nasdaq Capital Market on September 1, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution:	“At-the-market offering” that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” on page S-17 of this prospectus supplement.

Use of Proceeds:	We intend to use the net proceeds from this offering primarily for general corporate purposes, which may include, among other things, funding of operations, repayment of indebtedness, acquisitions or strategic investments in businesses or technologies, additions to working capital and/or capital expenditures. See “Use of Proceeds” on page S-14 of this prospectus supplement for more information.

Controlled Company:	As of the date of this prospectus supplement, Oxbow and its affiliates own approximately 55.0% of our outstanding common stock, and therefore control more than a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” for purposes of the marketplace rules of the Nasdaq Capital Market.

Risk Factors:	See “Risk Factors” beginning on page S-8 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market Symbol:	“SKYT”

The number of shares of our common stock to be outstanding after this offering is based on 40,449,776 shares of common stock outstanding as of July 3, 2022, and excludes:

•	1,406,435 shares of common stock issuable upon exercise of stock options outstanding as of July 3, 2022, at a weighted-average exercise price of $13.22 per share;

•	1,089,772 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units as of July 3, 2022;

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2,642,452 shares of common stock available for future issuance under our 2021 Equity Incentive Plan, or the 2021 Plan, as of July 3, 2022 and any automatic increases in the number of shares of common stock reserved for issuance under the 2021 Plan; and

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628,415 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan, or the 2021 ESPP, as of July 3, 2022 and any automatic increases in the number of shares of common stock reserved for issuance under the 2021 ESPP.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or vesting and settlement of the restricted stock units described above.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as those set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks and uncertainties. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. In addition, the risks and uncertainties discussed below are not the only ones we face. Our business, financial condition or results of operations could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material, and these risks and uncertainties could result in a loss of all or part of your investment. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our consolidated financial statements and the related notes thereto, before making a decision to invest in our common stock.

Risks Related to This Offering and Our Capital Requirements and Liquidity

We may need to raise additional capital or financing to continue to execute and expand our business.

We may need to raise additional capital to expand or if positive cash flow is not achieved and maintained. As of July 3, 2022, our available cash balance, not including cash held by a variable interest entity that we consolidate, was $10.7 million. We may be required to pursue sources of additional capital through various means, including joint venture projects, strategic partnerships and alliances, licensing or sale and leasing arrangements, and debt or equity financings. If we raise additional equity or securities convertible or exchangeable for our equity, our stockholders may experience significant dilution of their ownership interests and the per share value of our common stock could decline. Newly-issued securities may include preferences, superior voting rights and the issuance of warrants or other convertible securities that could have additional dilutive effects. The incurrence of additional indebtedness would result in increased fixed payment obligations and could involve certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through joint venture projects, strategic partnerships and alliances, licensing or sale and leasing arrangements, we may have to relinquish valuable rights to our technologies or other assets, or grant licenses on terms unfavorable to us. Further, we may incur substantial costs in pursuing future capital or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We also may be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which could adversely impact our financial condition and results of operations. Our ability to obtain needed financing may be impaired by such factors as the weakness of capital markets, and the fact that we have not been profitable, which could impact the availability and cost of future financings.

In addition, our ability to execute our operating strategy is dependent on our ability to maintain liquidity and access capital through our revolving credit facility (the “Revolver”) with Wells Fargo Bank, National Association and other sources of financing. Our current business plans indicate that we will require additional liquidity to continue our operations for the next 12 months from the date of the issuance of the consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2022 (the “Q2 10-Q”). In response to this, we are implementing a plan to reduce operating costs to improve cash flow, which includes a reduction in spending and a delayed increase in personnel, and may require us to decrease our level of investment in new products and technologies, discontinue further expansion of our business, or scale back our existing operations. However, we can provide no assurance that we will be successful or that such actions will not materially and adversely impact our business, results of operations or financial condition. Additionally, we obtained a support letter from Oxbow, an affiliate of our principal stockholder, to provide funding in an amount up to $12.5 million, if necessary, to enable the company to meet its obligations as they become due. Pursuant to the support letter, such funding would be in the form of a loan or equity investment. However, if such funding is required and Oxbow does not provide additional funding to us, our liquidity, business, results of operations and financial condition could be materially and adversely impacted.

We believe our expected results of operations, cash and cash equivalents on hand, available borrowings from our Revolver, cost reduction measures and the support letter from Oxbow, as needed, will provide sufficient liquidity to fund our operations for the next 12 months from the date of issuance of the consolidated financial statements in our Q2 10-Q; however, we may need to seek additional financing and cannot provide any assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may have to reduce our operations accordingly, which could materially and adversely impact our business, results of operations and financial condition.

Our indebtedness could adversely affect our cash flows and limit our flexibility to raise additional capital.

We have a significant amount of indebtedness and may need to incur additional debt to support our growth. As of July 3, 2022, our indebtedness totaled $82.5 million, consisting of $45.2 million under our Revolver currently with an interest rate of 4.1%, subject to adjustment in accordance with the terms of the Revolver, and a $37.0 million financing from the sale of the land and building representing our corporate headquarters in Minnesota (the “Financing”).

Under our Revolver, we can elect the base rate (greatest of the federal funds rate plus 0.5%, LIBOR for a one-month period plus 1%, or the institution’s prime rate) or LIBOR for a period of one, two, three or six months as selected by us, plus a margin depending on the amount of borrowings outstanding. We will also pay a commitment fee equal to 0.25% to 0.375% of the average commitment not utilized, depending on the amount not utilized. Recent increases in interest rates have increased our borrowing costs under the Revolver and continued increases in interest rates will increase the cost of servicing our outstanding indebtedness, refinancing our outstanding indebtedness and increase the cost of any new indebtedness. In addition, LIBOR is being phased out with many uncertainties regarding the transition from LIBOR and we cannot predict what the impact of any such replacement rate would be to our interest expense and other financing costs.

Under the terms of the Financing, we entered into an agreement to lease the land and building for our corporate headquarters from Oxbow Realty, LLC, an affiliate of our principal stockholder, for initial payments of $0.4 million per month over 20 years. The monthly payments are subject to a 2% increase each year during the term of the lease. We are also required to make certain customary payments constituting additional rent, including certain monthly reserve, insurance and tax payments, in accordance with the terms of the lease.

Our substantial amount of debt could have important consequences, and could:

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require us to dedicate a substantial portion of our cash and cash equivalents to make interest, rent and principal payments, reducing the availability of our cash and cash equivalents and cash flow from operations to fund future capital expenditures, working capital, execution of our strategy and other general corporate requirements;

•	increase our cost of borrowing and limit our ability to access additional debt to fund future growth;

•	increase our vulnerability to general adverse economic and industry conditions and adverse changes in governmental regulations;

•	limit our flexibility in planning for, or reacting to, changes in our business and industry, which may place us at a disadvantage compared with our competitors; and

•	limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity, which would also limit our ability to further expand our business.

The occurrence of any of the foregoing factors could have a material adverse effect on our business, results of operations and financial condition.

You may suffer immediate and substantial dilution in the book value of the shares that you purchase in this offering. You may also experience future dilution as a result of future equity offerings.

The price per share of our common stock in this offering may be substantially higher than the net tangible book value per share of our common stock. Assuming that an aggregate of 8,045,052 shares are sold at a price of $12.43 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 1, 2022, for the maximum aggregate offering amount of $100.0 million in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $9.80 per share, representing the difference between the adjusted net tangible book value per share of our common stock as of July 3, 2022 after giving effect to this offering and the assumed offering price of $12.43 per share. Please refer to the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

In addition, as of July 3, 2022, we had outstanding stock options to purchase an aggregate of 1,406,435 shares of common stock at a weighted-average exercise price of $13.22 per share and 1,089,772 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units. As the outstanding restricted stock units vest and settle and to the extent the outstanding options are exercised, there will be further dilution to investors in this offering.

The price of our common stock has been volatile, may continue to fluctuate substantially and you may be unable to sell your shares at or above the price you pay for them.

The trading price of shares of our common stock has been and is likely to continue to be volatile. The stock market in general and the market for smaller technology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. Since shares of our common stock were sold in our IPO in April 2021 at a price of $14.00 per share, our stock price has ranged from $4.43 to $36.80 through September 1, 2022. The price of our common stock could be subject to wide fluctuations in response to the following factors, among others:

•	announcements of new products, services or technologies, commercial relationships or other events by us or our competitors;

•	regulatory or legal developments in the United States and other countries in which we operate;

•	developments or disputes concerning patent applications, issued patents or other proprietary rights;

•	the recruitment or departure of key personnel;

•	the level of expenses related to any of our wafers or development programs;

•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•	operating results that fail to meet expectations of securities analysts that cover our company;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	general economic and political factors, including market conditions in our industry or the industries of our customers, inflationary pressures and interest rate fluctuations;

•	major catastrophic events, including those resulting from war, natural disasters (including as result of climate change), incidents of terrorism or responses to these events;

•	price and volume fluctuations in the overall stock market from time to time;

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significant volatility in the market price and trading volume of smaller technology companies in general and of companies in the semiconductor, microelectronics and quantum computing industries in particular;

•	sales of large blocks of our common stock;

•	litigation involving us, our industry, or both, including disputes or other developments relating to our ability to patent our processes and technologies and protect our other proprietary rights;

•	fluctuations in the trading volume of our shares or the size of the trading market for our shares held by non-affiliates; and

•	the other factors described in this “Risk Factors” section.

If the market for smaller technology company stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, results of operations or financial condition. The market price of our common stock may also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Litigation of this nature, if instituted against us, could cause us to incur substantial costs and divert our management’s attention and resources from our business. Fluctuations in our operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, our revenue, gross and operating margin, net loss, key operating metrics, cash flows and other operating results in future quarters may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of our common stock.

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to Jefferies at any time throughout the term of the sales agreement. The number of shares that are sold through Jefferies after delivering an issuance notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Jefferies in any applicable issuance notice and the demand for our common stock. As such, it is not possible to predict the number of shares to be sold pursuant to the sales agreement. Because the price per share of each share sold pursuant to the sales agreement will fluctuate based on the market price of our common stock during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement.

We will have broad discretion in the use of the net proceeds to us from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

We will have broad discretion in the application of the net proceeds to us from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. You may not agree with our decisions, and our management may not apply the net proceeds to us from this offering in ways that ultimately increase the value of your investment. We expect to use the net proceeds to us from this offering in the manner described in the “Use of Proceeds” section of this prospectus supplement. Our failure to apply these net proceeds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common stock to decline. Pending their use, we intend to invest the net proceeds to us from this offering in short- and intermediate-term, interest bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain and you may never receive a return on your investment.

We have never declared or paid cash dividends on our capital stock, and you should not rely on an investment in our common stock to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, our note purchase agreement prohibits us, and the terms of any future debt agreements may also preclude us, from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Sales of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock could cause our stock price to fall.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the sales agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable issuance notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Oxbow has the ability to influence the outcome of director elections and other matters requiring stockholder approval.

As of the date of this prospectus supplement, Oxbow and its affiliates own approximately 55.0% of our outstanding common stock. Oxbow and its affiliates could exert substantial influence over matters requiring approval by our stockholders, including electing directors, adopting new compensation plans and approving mergers, acquisitions or other business combination transactions. This concentration of ownership may discourage, delay or prevent a change of control of our company, which could deprive our stockholders of an opportunity to receive a premium for their stock as part of a sale of our company and might reduce our stock price. These actions may be taken even if they are opposed by our other stockholders.

We have elected to take advantage of the controlled company exemption from certain corporate governance requirements, which could make our common stock less attractive to some investors or otherwise adversely affect its trading price.

As of the date of this prospectus supplement, Oxbow and its affiliates own approximately 55.0% of our outstanding common stock, and therefore control more than a majority of the voting power of our outstanding common stock. As a result, we are “controlled company” for purposes of the marketplace rules of the Nasdaq Capital Market. As a “controlled company” under the rules of the Nasdaq Capital Market, we are eligible to rely on certain exemptions from corporate governance requirements that would otherwise apply to us, including:

•	a board of directors having a majority of independent directors;

•

a nominating committee composed entirely of independent directors that will nominate candidates for election to the board of directors, or recommend such candidates for nomination by the board of directors; and

•	a compensation committee composed entirely of independent directors that will approve the compensation payable to our chief executive officer and other executive officers.

While we do have a majority independent board, in light of our status as a controlled company, our compensation committee and nominating and corporate governance committee are not composed entirely of independent directors. Accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance rules of the Nasdaq Capital Market. Our status as a controlled company could make our common stock less attractive to some investors or otherwise adversely affect its trading price. If we cease to be a controlled company, we will be required to comply with the corporate governance requirements of the Nasdaq Capital Market applicable to listed companies generally, subject to a phase-in period during the first year after we cease to be a controlled company.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $100,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Jefferies as a source of financing.

We intend to use the net proceeds to us from this offering primarily for general corporate purposes, which may include, among other things, funding of operations, repayment of indebtedness, acquisitions or strategic investments in businesses or technologies, additions to working capital and/or capital expenditures.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

Pending use of the proceeds as described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short- term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after this offering.

As of July 3, 2022, our historical net tangible book value was $31.1 million, or $0.77 per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per share is our historical net tangible book value divided by the number of shares of common stock outstanding as of July 3, 2022.

The shares in this offering will be sold at market prices which may fluctuate substantially. For purposes of calculating dilution, we have assumed a sale price of $12.43 per share, which was the closing price of our stock on the Nasdaq Capital Market on September 1, 2022. However, since the shares may be sold at a variety of prices, these dilution numbers are merely an example of potential dilution based on an assumed sales price.

After giving effect to adjustments relating to the offering and assuming the sale of shares of our common stock for aggregate gross proceeds of $100,000,000 at an assumed offering price of $12.43 per share (the closing price of our common stock on the Nasdaq Capital Market as of September 1, 2022), our adjusted net tangible book value on July 3, 2022 would have been approximately $127,752,997 million or $2.63 per share. The adjustments made to determine adjusted net tangible book value per share are the following:

•	An increase in total assets to reflect the net proceeds of the offering after deducting commissions and our estimated offering expenses; and

•

The addition of 8,045,052 shares offered by this prospectus supplement, assuming the offer and sale of shares of our common stock for aggregate gross proceeds of $100,000,000 (based on the closing price of our common stock on the Nasdaq Capital Market as of September 1, 2022), to the number of shares outstanding.

The following table illustrates the increase in net tangible book value of $1.86 per share to existing stockholders and the immediate dilution of $9.80 per share (the difference between the assumed offering price per share and the adjusted net tangible book value per share) to new investors:

Assumed public offering price per share		$12.43
Net tangible book value per share as of July 3, 2022	$0.77
Increase in net tangible book value per share attributable to the offering	$1.86

Adjusted net tangible book value per share as of July 3, 2022 after giving effect to the offering		$2.63

Dilution per share to new investors participating in the offering		$9.80

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $12.43 per share shown in the table above, assuming all shares of our common stock for aggregate gross proceeds of $100.0 million are sold at that price, would cause our adjusted net tangible book value per share after the offering to be $2.67 per share and would increase the dilution in net tangible book value per share to new investors to $10.76 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $12.43 per share shown in the table above, assuming all shares of our common stock for aggregate gross proceeds of $100.0 million are sold at that price, would cause our adjusted net tangible book value per share after the offering to be $2.60 per share and would decrease the dilution in net tangible book value per share to new investors to $8.83 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The information above is supplied for illustrative purposes only and will adjust based on the actual public offering price and the actual number of shares that we sell in the offering.

The number of shares of our common stock to be outstanding after this offering is based on 40,449,776 shares of common stock outstanding as of July 3, 2022, and excludes:

•	1,406,435 shares of common stock issuable upon exercise of stock options outstanding as of July 3, 2022, at a weighted-average exercise price of $13.22 per share;

•	1,089,772 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units as of July 3, 2022;

•

2,642,452 shares of common stock available for future issuance under our 2021 Equity Incentive Plan, or the 2021 Plan, as of July 3, 2022 and any automatic increases in the number of shares of common stock reserved for issuance under the 2021 Plan; and

•

628,415 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan, or the 2021 ESPP, as of July 3, 2022 and any automatic increases in the number of shares of common stock reserved for issuance under the 2021 ESPP.

To the extent that outstanding stock options are exercised, outstanding restricted stock units vest and settle, or additional shares of common stock are issued in the future, including pursuant to additional grants under our equity incentive plans, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies under which we may offer and sell shares of our common stock having aggregate gross sales proceeds of up to $100,000,000 from time to time through Jefferies, acting as an agent. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of our common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell shares of our common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission equal to 3.00% of the aggregate gross proceeds we receive from each sale of shares of our common stock made through Jefferies from time to time under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $300,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares. Jefferies has agreed to reimburse us for certain expenses in connection with this offering.

Jefferies will provide written confirmation to us before the open of the Nasdaq Capital Market on the day following each day on which shares of our common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of shares of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

This offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the sales agreement and (2) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten calendar days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed as an exhibit to a Current Report on Form 8-K filed with the SEC under the Exchange Act and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates have in the past and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received and may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus supplement and the accompanying prospectus electronically.

Needham & Company, LLC and Craig-Hallum Capital Group LLC are acting as financial advisors to us and will receive customary fees from us in connection with these services.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Foley & Lardner LLP. Jefferies LLC is being represented in connection with this offering by Goodwin Procter LLP, Redwood City, California.

EXPERTS

The financial statements of SkyWater Technology, Inc. and subsidiaries as of January 2, 2022 and January 3, 2021, and for each of the two years in the period ended January 2, 2022, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.skywatertechnology.com. Our website is not a part of this prospectus supplement and the information contained on, or accessible through, our website is not incorporated by reference in this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference herein or therein have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-40345) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities offered hereby is terminated or completed:

•

our Annual Report on Form 10-K for the year ended January 2, 2022, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement for our 2022 Annual Meeting of Stockholders;

•	our Quarterly Reports on Form 10-Q for the quarters ended April 3, 2022 and July 3, 2022;

•	our Current Reports on Form 8-K filed February 4, 2022, February 10, 2022, April 4, 2022 and June 7, 2022; and

•

the description of our common stock contained in Item 1 of our Registration Statement on Form 8-A, dated April  16, 2021, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended January 2, 2022, and including any amendments and reports filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

SkyWater Technology, Inc.

Attention: Secretary

2401 East 86th Street

Bloomington, Minnesota 55425

(952) 851-5200

Prospectus

SkyWater Technology, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may offer and sell from time to time up to an aggregate initial offering price of $250,000,000 of our securities in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time up to 2,000,000 shares of our common stock. We will not receive any proceeds from the sale, if any, of common stock by selling stockholders.

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will specify in one or more prospectus supplements the terms of the securities to be offered and sold, including the offering price. We and/or selling stockholders may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents, as well as the specific terms of the plan of distribution, in one or more prospectus supplements. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SKYT.”.

We are an “emerging growth company” under the federal securities laws and are eligible to comply with reduced disclosure requirements for this prospectus and our public company filings.

An investment in our securities involves risk. Prior to making a decision about purchasing any securities, you should carefully consider the risks and uncertainties specifically set forth in the “Risk Factors” section in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in any applicable prospectus supplement or in such other document we refer you to in any prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2022.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, “we,” “us,” “our” or “ours” refer to SkyWater Technology, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $250,000,000. In addition to the primary offering of securities, selling stockholders may from time to time sell up to 2,000,000 shares of our common stock in one or more secondary offerings. This prospectus provides you with a general description of the securities that we and our selling stockholders may offer. Each time we or our selling stockholders offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any supplement to this prospectus and the information incorporated by reference in this prospectus and any prospectus supplement may contain forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning possible or assumed future risks and may be preceded by or include forward-looking words such as “may,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “seek,” “potential,” “believe,” “will,” “could,” “should,” “would,” “project” or the negative thereof or variations thereon or similar words or expressions. All statements other than statements of historical facts included in this prospectus or any supplement to this prospectus, including, without limitation, our expectations regarding our business, results of operations, financial condition and prospects, are forward-looking statements. We caution that these statements and any other forward-looking statements in this prospectus, any supplement to this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement only reflect our expectations and are not guarantees of future performance. These statements involve risks, uncertainties and assumptions, including, among others, those we identify from time to time in materials that we file with the SEC that are incorporated by reference into this prospectus. Numerous important factors described in this prospectus or any supplement to this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement could affect these statements and could cause actual results to differ materially from our expectations. We undertake no obligation to update publicly any forward-looking statements to conform such statements to changes in our expectations or to our actual results, or for any other reason, except as required by law.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

SKYWATER TECHNOLOGY, INC.

We are a U.S. investor-owned, independent, pure-play technology foundry that offers advanced semiconductor development and manufacturing services from our fabrication facility, or fab, in Minnesota and advanced packaging services from our Florida facility. In our technology as a service model, we leverage a strong foundation of proprietary technology to co-develop process technology intellectual property (“IP”) with our customers that enables disruptive concepts through our Advanced Technology Services for diverse microelectronics (integrated circuits, or ICs) and related micro- and nanotechnology applications. In addition to differentiated technology development services, we support customers with volume production of ICs for high-growth markets through our Wafer Services.

Our principal offices are located at 2401 East 86th Street, Bloomington, Minnesota 55425, and our telephone number is (952) 851-5200.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities to which this prospectus relates for general corporate purposes. General corporate purposes may include funding of operations, repayment of indebtedness, acquisitions or strategic investments in businesses or technologies, additions to working capital and/or capital expenditures. Pending such use, we may temporarily invest the net proceeds in short-term investments.

We will not receive any proceeds from the sale of shares of common stock by selling stockholders.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indentures that will govern the debt securities, and is not complete. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. Senior debt securities will be issued under an indenture between us and a U.S. banking institution named as trustee in a prospectus supplement, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between us and a U.S. banking institution named as trustee in a prospectus supplement, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities.

General Terms

Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all senior indebtedness as set forth below. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of our subsidiaries.

We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the authorized denominations and aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, are payable;

•	the rate or rates per annum at which the debt securities will bear interest, if there is any interest, or the method or methods of calculating interest and the date from which interest will accrue;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the dates on which the interest will be payable and the corresponding record dates;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;

•	any obligation to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•	the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities;

•	the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

•	any events of default, covenants or warranties applicable to the debt securities;

•	if applicable, provisions related to the issuance of debt securities in book-entry form;

•	the currency, currencies or composite currency of denomination of the debt securities;

•	the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	whether and under what conditions we will pay additional amounts to holders of the debt securities;

•	the terms and conditions of any conversion or exchange provisions in respect of the debt securities;

•	the terms pursuant to which our obligation under the indenture may be terminated through the deposit of money or government obligations;

•	whether the debt securities will be subordinated in right of payment to senior indebtedness and the terms of any such subordination; and

•	any other specific terms of the debt securities not inconsistent with the applicable indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Payment, Registration, Transfer and Exchange

Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form:

•	by checks mailed to the persons entitled to interest payments at their registered addresses; or

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. If a holder wishes to receive a payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.

Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.

Consolidation, Merger or Sale by the Company

Each indenture generally permits a consolidation or merger between us and another U.S. corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

•

the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

•	immediately after the transaction, no event of default exists.

Even though each indenture contains the provisions described above, we are not required by either indenture to comply with those provisions if we sell all of our property and assets to another U.S. corporation if, immediately after the sale, that corporation is one of our wholly-owned subsidiaries.

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of each indenture, the resulting or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, the successor corporation may exercise our rights and powers under each indenture, in our name or in its own name and we will be released from all our liabilities and obligations under each indenture and under the debt securities.

Events of Default, Notice and Certain Rights on Default

Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•

failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration.

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under either indenture.

Each indenture requires us to file an officers’ certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. The trustee will transmit by mail to the holders of debt securities of a series notice of any default.

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 60 days after receiving the request; and

•

the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences. A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived.

Modification of the Indentures

We, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of the holders of any of the debt securities, in order to:

•	evidence the succession of another corporation to us and the assumption of our covenants by a successor;

•	add to our covenants or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure the debt securities;

•	establish the form or terms of debt securities not yet issued;

•	evidence and provide for successor trustees;

•	add, change or eliminate any provision affecting registration as to principal of debt securities;

•	permit the exchange of debt securities;

•	change or eliminate restrictions on payment in respect of debt securities;

•

change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect; or

•	cure any ambiguity or correct any mistake.

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:

•	change the time for payment of principal or interest on any debt security;

•	reduce the principal of, or any installment of principal of, or interest on, any debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any debt security;

•

reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions;

•	change the currency of payment;

•	adversely affect the right to repayment of debt securities of any series at the option of the holders of those debt securities; or

•	change the place of payment.

Any supplemental indenture will be filed with the SEC as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an annual report on Form 10-K;

•	a quarterly report on Form 10-Q; or

•	a current report on Form 8-K.

Defeasance and Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:

•

we will be discharged from our obligations for the debt securities of that series, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities, and those holders may look only to the deposited funds or obligations for payment, which is referred to as “defeasance”; or

•

we will no longer be under any obligation to comply with certain covenants under the applicable indenture as it relates to that series, and some events of default will no longer apply to us, which is referred to as “covenant defeasance.”

Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

•

it must not result in a breach or violation of, or constitute a default or event of default under, the applicable indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

•

certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

•	we must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

•	we must comply with any additional conditions to the defeasance or covenant defeasance that the applicable indenture may impose on us.

In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default. If indicated in the prospectus supplement, in addition to obligations of the U.S. or an agency or instrumentality of the U.S., government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.

We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of our company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.

Regarding the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture.

The indentures and provisions of the Trust Indenture Act of 1939, which we refer to in this prospectus as the Trust Indenture Act, that are incorporated by reference therein, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

Additional Terms Applicable to Subordinated Debt Securities

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate to the prior payment in full in cash of all senior indebtedness.

The term “senior indebtedness” is defined as:

•	any of our indebtedness, whether outstanding on the issue date of the subordinated debt securities of a series or incurred later;

•

accrued and unpaid interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent post-filing interest is allowed in such proceeding, in respect of:

•	our indebtedness for money borrowed; and

•	indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable;

•	contingent reimbursement obligations with respect to letters of credit issued or supported by our working capital lenders for our account; and

•	obligations, liabilities, fees and expenses that we owe to our working capital lenders;

unless the instrument creating or evidencing these obligations provides that these obligations are not senior or prior in right of payment to the subordinated debt securities. Notwithstanding the foregoing, “senior indebtedness” will not include:

•	any of our obligations to our subsidiaries;

•	any liability for Federal, state, local or other taxes that we owe;

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees of these obligations or instruments evidencing such liabilities;

•	any of our indebtedness, and any accrued and unpaid interest in respect of our indebtedness, that is subordinate or junior in any respect to any other of our indebtedness or other obligations; or

•	the subordinated debt securities.

There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.

Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:

•	any senior indebtedness is not paid in full in cash when due; or

•

the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full in cash.

We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee.

The representatives of the holders of senior indebtedness may notify us and the trustee in writing (a “payment blockage notice”) of a default which can result in the acceleration of that senior indebtedness’ maturity without further notice, except such notice as may be required to effect such acceleration, or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice. The payment blockage period will end earlier if such payment blockage period is terminated:

•	by written notice to the trustee and us from the person or persons who gave such payment blockage notice;

•	because the default giving rise to such payment blockage notice is cured, waived or otherwise no longer continuing; or

•	because such senior debt has been discharged or repaid in full in cash.

Notwithstanding the foregoing, if the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities. Not more than one payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period. No default existing on the beginning date of any payment blockage period initiated by a person or persons may be the basis of a subsequent payment blockage period with respect to the senior indebtedness held by that person unless that default has been cured or waived for a period of not fewer than 90 consecutive days.

If we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of or similar proceeding relating to us or our property, then:

•

the holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment; and

•

until the senior indebtedness is paid in full in cash, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness, except that holders of subordinated debt securities may receive certain capital stock and subordinated debt.

If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to such senior indebtedness.

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. Furthermore, claims of our subsidiaries’ creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, of our subsidiaries. It is important to keep this in mind if you decide to hold our subordinated debt securities.

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of government securities held in trust by the trustee for any series of subordinated debt securities for the payment of principal and interest on such subordinated debt securities pursuant to the defeasance procedures described under “Defeasance and Covenant Defeasance.”

Book-Entry Delivery and Settlement

We may issue the debt securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

We will describe the specific terms of the depository arrangement covering the debt securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of the debt securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the debt securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the U.S. may require that some purchasers of securities take physical delivery of the debt securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

So long as the depository, or its nominee, is the registered owner or holder of the debt securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.

We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the debt securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

We will issue securities in certificated form in exchange for global securities (subject, in the case of the third bullet point, to the procedures of the depository) if:

•

the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depository is not appointed by us within 90 days of the notice;

•	an event of default under the instrument governing the debt securities has occurred and is continuing; or

•	we determine that the debt securities will no longer be represented by global securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Because this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our certificate of incorporation, bylaws and registration rights agreement, which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 200,000,000 shares of our common stock, par value $0.01 per share, and 80,000,000 shares of undesignated preferred stock, par value $0.01 per share.

We will disclose in an applicable prospectus supplement the number of shares of our common stock and preferred stock then outstanding.

Common Stock

Voting Rights

Votes Per Share. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and our bylaws, our stockholders do not have cumulative voting rights.

Quorum for Stockholder Meeting; Required Vote. Unless otherwise required by law or provided for in our certificate of incorporation or bylaws, at any stockholder meeting, the holders of shares representing a majority in voting power of the shares of stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum. Except in the election of directors (as described below), when a quorum is present at any stockholder meeting, the affirmative vote of the holders of shares representing a majority in voting power of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on such matter will decide such matter unless the matter is one upon which a different vote is required by express provision of our certificate of incorporation or bylaws or law, in which case such express provision will govern.

Subject to the rights of holders of any outstanding series of preferred stock, directors are elected by a plurality of the votes cast by the holders of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Dividend Rights

Subject to the provisions of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors, in its discretion, may declare and pay out of funds legally available for that purpose.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may issue in the future.

Right to Liquidation Distributions

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of our preferred stock.

Assessability

All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, subject to any applicable rights of holders of shares of any series of preferred stock outstanding from time to time. Our certificate of incorporation authorizes the board of directors from time to time and without further stockholder action to adopt a resolution or resolutions providing for the issuance of authorized but unissued shares of preferred stock in one or more series and in such amounts as may be determined by the board of directors. The powers, designation, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations and restrictions of shares of the series, if any, will be as set forth in such resolution or resolutions.

The holders of our common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which the board of directors may designate and we may issue from time to time. Among other actions, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of the common stock and otherwise could discourage any attempt to effectuate a change in control of our company, even if such a transaction would be beneficial to the interests of our stockholders.

Registration Rights

In connection with our initial public offering, we entered into a registration rights agreement with CMI Oxbow Partners, LLC (“CMI Oxbow”), our principal stockholder, and certain other holders of our common stock including several current and former directors and officers of our Company. The registration rights agreement provides that CMI Oxbow and each entity under common control with CMI Oxbow and their respective affiliates is entitled to demand registration rights and customary Form S-3 demand registration rights when we are eligible to register shares on Form S-3. In addition, the registration rights agreement provides certain piggyback registration rights for other holders of our common stock for such demand registrations and other registrations.

Anti-Takeover and Other Protective Provisions

The provisions of the Delaware General Corporation Law and our certificate of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of the company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the Delaware General Corporation Law

Under our certificate of incorporation, we are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in a business combination with any “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after that time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/ 3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following transactions, subject to specified exceptions:

•

any merger or consolidation of the corporation or any majority-owned subsidiary of the corporation with the interested stockholder or, in specified circumstances, any other entity if the merger or consolidation is caused by the interested stockholder;

•

any sale, lease, exchange, mortgage, pledge, transfer, or other disposition involving the interested stockholder of assets of the corporation or of any majority-owned subsidiary of the corporation which have an aggregate market value equal to 10% or more of either (1) the aggregate market value of the consolidated assets of the corporation or (2) the aggregate market value of all outstanding stock of the corporation;

•

subject to certain limited exceptions, any transaction that results in the issuance or transfer by the corporation or any majority-owned subsidiary of the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation or any majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or any such subsidiary owned by the interested stockholder; or

•	any receipt by the interested stockholder of any direct or indirect benefit of any loans, advances,

•	guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary of the corporation;

In general, Section 203 defines an “interested stockholder” as any entity or person who beneficially owns 15% or more of the outstanding voting stock of the corporation and the affiliates and associates of such person.

The application of Section 203 may make it difficult and expensive for a third party to pursue a takeover attempt with respect to our company that our board of directors does not approve even if some of our stockholders would support such a takeover attempt.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and our bylaws may delay or discourage transactions involving an actual or potential change in control of our company or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other matters, our certificate of incorporation and our bylaws:

•

permit our board of directors to issue up to 80,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may only be changed by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may only, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that directors may only be removed with or without cause by the holders of at least three-fourths of the voting power of the shares eligible to vote for directors;

•

provide that a special meeting of stockholders may be called only by our chief executive officer (or the equivalent thereof), the chair of our board of directors or by a resolution adopted by a majority of our board of directors;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•

provide that our bylaws may be amended or repealed by the board of directors or by our stockholders by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an election of directors;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also meet certain requirements as to the form and content of a stockholder’s notice as set forth in our bylaws; and

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

Exclusive Forum Certificate of Incorporation Provision

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any of our directors, officers or other employees, or stockholders to us or our stockholders;

•

any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware;

•	any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or the bylaws (including any right, obligation or remedy thereunder); and

•

any action asserting a claim governed by the internal affairs doctrine or any other “internal corporate claim” as such term is defined in Section 115 of the Delaware General Corporation Law, in each case subject to such court’s having personal jurisdiction over the indispensable parties named as defendants.

Our certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the U.S. will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

Any person purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have received notice of and consented to the foregoing provisions. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds more favorable for disputes with us or with our directors, our officers or other employees, or our other stockholders, which may discourage such lawsuits against us and such other persons. Alternatively, if a court were to find this choice of forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, results of operations and financial condition.

Our choice of forum provision is intended to apply to the fullest extent permitted by law to the above-specified types of actions and proceedings, including, to the extent permitted by the federal securities laws, to lawsuits asserting both the above-specified claims and claims under the federal securities laws. Application of the choice of forum provision may be limited in some instances by applicable law. Section 27 of the Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the choice of forum provision will not apply to actions arising under the Exchange Act or the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, subject to a limited exception for certain “covered class actions.” Accordingly, although this provision will apply to claims arising under the Securities Act, there is uncertainty as to whether a court would enforce the provision in connection with such claims. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. Our stockholders cannot waive claims arising under the federal securities laws and the rules and regulations thereunder.

Limitations of Liability and Indemnification

Our certificate of incorporation provides that our directors are not personally liable to us or our stockholders for monetary damages resulting from a breach of their fiduciary duties as directors, except to the extent that the exemption from liability or the limitation of liability is not permitted under the Delaware General Corporation Law. In accordance with the Delaware General Corporation Law, this provision in our certificate of incorporation does not eliminate or limit our directors’ liability to us or our stockholders for (1) any breach of the director’s duty of loyalty to us or our stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law or (4) any transaction from which the director derived an improper benefit.

Transfer Agent and Registrar

We have appointed American Stock Transfer & Trust Company, LLC to act as the transfer agent and registrar for our common stock.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional interests in shares of preferred stock rather than a full share of preferred stock. In that event, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the applicable prospectus supplement.

Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities.

We will describe the particular terms of any depositary shares we offer in the applicable prospectus supplement. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

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the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

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the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

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the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, common stock, preferred stock, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the debt securities, common stock, preferred stock or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each stockholder;

•	the amount of debt securities, common stock, preferred stock or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations or other securities of third parties not affiliated with us, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale of up to 2,000,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part, consisting of shares acquired by CMI Oxbow, our principal stockholder, and certain of our current and former officers and directors in connection with our corporate conversion that preceded our initial public offering.

Information about selling stockholders, if any, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. Selling stockholders will not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offering for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us or the selling stockholders to purchasers, including through a specific bidding, auction or other process; (5) upon the exercise of subscription rights that may be distributed to our stockholders; (6) in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or (7) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling stockholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or the selling stockholders or by agents designated by us or the selling stockholders from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the selling stockholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us or the selling stockholders and the sale thereof may be made by us or the selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Any selling stockholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

If so indicated in the applicable prospectus supplement, we or the selling stockholders may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or the selling stockholders at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any of the selling stockholders to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or the selling stockholders. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Each series of securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on a national securities exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a website, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended January 2, 2022;

•	our Quarterly Reports on Form 10-Q for the quarter ended April 3, 2022 and July 3, 2022;

•	our Current Reports on Form 8-K filed February 4, 2022, February 10, 2022, April 4, 2022 and June 7, 2022;

•	the description of our common stock contained in Item 1 of our Registration Statement on Form 8-A, dated April 16, 2021, and any amendment or report updating that description; and

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any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

SkyWater Technology, Inc.

Attention: Secretary

2401 East 86th Street

Bloomington, Minnesota 55425

(952) 851-5200

You can also find these filings on our website at www.skywatertechnology.com. We are not incorporating the information on our website other than these filings into this prospectus.

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The financial statements of SkyWater Technology, Inc. and subsidiaries incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

SkyWater Technology, Inc.

Up to $100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

September 2, 2022